Exhibit 10.13

FIRST AMENDMENT OF
PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT OF PURCHASE AND SALE CONTRACT(this “Amendment”) is entered into effective as of the 1st day of May, 2009, by and between LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and SOLID GOODS CORPORATION, a California corporation, having a principal address at 1772 La Jolla Rancho Road, La Jolla, California 92037-7847 (“Purchaser”).

RECITALS

A.        Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of April 7, 2009 (the “Contract”), regarding that certain property located in Texas and more particularly described in the Contract.

B.         Purchaser and Seller desire to make modifications and clarifications to the Contract subject to the terms and conditions described below.

C.        All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

agreements

1.                  Inspection Contingencies.  Purchaser acknowledges and agrees that Purchaser’s right to terminate the Contract pursuant to Section 3.2 of the Contract has expired and  Purchaser’s Initial Deposit is now non-refundable.

2.                  Purchaser Credit.  Section 5.4 of the Contract shall be amended to include the following provision:

Section 5.4.13. Purchaser Credit at Closing.  At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to $45,000 representing costs relating to capital expenditures for the Property.

3.                  Boiler Replacement.  Section 5.4 of the Contract shall be amended to include the following provision;

Section 5.4.14. Escrow Funds.  Purchaser has requested and Seller has agreed to  commence work, prior to Closing, in connection with the replacement of the boiler  located on the Property (the “Replacement Work”).  Immediately upon execution of this Amendment, Purchaser shall deposit with Escrow Agent the sum of $24,000.00 (the “Escrow Funds”) representing the estimated cost for the Replacement Work as set forth on the proposal attached hereto as Exhibit A and incorporated herein (the “Proposal”).  The Escrow Funds shall be held separately from and not considered part of Purchaser’s Initial Deposit.  The Escrow Funds shall be non-refundable to Purchaser except in the case of Seller’s failure to deliver Seller Closing Deliveries pursuant to Section 5.2 and the same constitutes a Seller Default under Section 10.2, in such event, the Escrow Funds shall be returned to Purchaser in accordance with the terms of Section 10.2.  Upon confirmation from the Escrow Agent of deposit of the Escrow Funds, Seller shall request commencement of the work set forth in the Proposal.  Upon completion of the Replacement Work, Seller shall direct Escrow Agent to pay the costs of the Replacement Work from the Escrow Funds.  Upon payment in full of the Replacement Work, Seller shall direct Escrow Agent to return any remaining Escrow Funds to Purchaser.  To the extent the cost of the Replacement Work exceeds the Escrow Funds available, Seller shall promptly notify Purchaser and Purchaser shall immediately remit to Seller the additional funds necessary to pay in full all costs of the Replacement Work.

4.                  Effectiveness of Contract.  As modified hereby, the Contract is hereby ratified, confirmed and approved by the Purchaser and Seller in all respects, and shall remain in full force and effect in accordance with the terms and conditions thereof as hereby modified.

5.                  Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

6.                  Telecopied Electronically Mailed Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied or electronically mailed to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP,

a Texas limited partnership

By:       LAKEWOOD AOPL, INC.,

a Texas corporation,

its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

SOLID GOODS CORPORATION,

a California corporation

By:  /s/Virgil Benton

Name:  Virgil Benton

Title:  President

EXHIBIT A

Proposal for Replacement Work

See attached.